As filed with the Securities and Exchange Commission on July 27, 1999
                                                      Registration No. 333-81123
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                           MEDICAL MANAGER CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                                          22-2975182
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                              River Drive Center 2
                                 669 River Drive
                             Elmwood Park, NJ 07407
          (Address of principal executive offices, including zip code)

                           ---------------------------

      Medical Manager's 1996 Amended and Restated Long-Term Incentive Plan Medical Manager's 1996 Amended and Restated Non-Employee Directors' Stock Plan
                           (Full titles of the Plans)
                           --------------------------

                              Charles A. Mele, Esq.
                           Medical Manager Corporation
                              River Drive Center 2
                                 669 River Drive
                             Elmwood Park, NJ 07407
                     (Name and address of agent for service)

                                 (201) 703-3400
          (Telephone number, including area code, of agent for service)



This Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement relates to 1,156,303 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Medical Manager Corporation (formerly known as Synetic, Inc.) (the "Registrant"). Such shares are issuable to holders of outstanding options (the "Options") to purchase shares of common stock, par value $.01 per share, of Medical Manager Systems, Inc. (formerly known as Medical Manager Corporation) ("Medical Manager"). The Options were assumed by the Registrant upon the effective time of the merger of a subsidiary of the Registrant with and into Medical Manager on July 23, 1999 and became options to purchase shares of Common Stock. These shares of Common Stock were originally registered on the Registrant's Registration Statement on Form S-4 to which this is an amendment; accordingly, the registration fee in respect of such Common Stock was paid at the time of the original filing of the Registration Statement relating to such Common Stock.

--------------------------------------------------------------------------------

                             Introductory Statement


         Medical Manager Corporation (formerly known as Synetic, Inc.) (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-81123) by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 1,156,303 shares of the Registrant's Common Stock, par value $0.01 per share, (the "Registrant Common Stock"). The shares are deliverable upon the exercise of stock options granted under the plans identified on the cover page of this Post-Effective Amendment (the "Plans").

         On May 16, 1999, Marlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, was merged with and into Medical Manager Systems, Inc., a Delaware corporation (formerly known as Medical Manager Corporation) ("Medical Manager"). As a result of such merger (the "Merger"), each outstanding share of common stock, par value $.01 per share, of Medical Manager has been converted into .625 shares of Registrant Common Stock. As a result of the Merger, each outstanding option granted pursuant to the Plans will now constitute an option to acquire shares of Registrant Common Stock on the same terms and conditions as were applicable under such option prior to the Merger, with the number of shares of Registrant Common Stock subject to such option and the exercise price thereof being adjusted to take account of the Merger.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*































------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

              The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (formerly known as Synetic, Inc.) are hereby incorporated by reference into this Registration Statement:

              (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

              (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999;

              (c) Current Reports on Form 8-K dated July 29, 1998, February 5, 1999, February 26, 1999, May 18, 1999, June 4, 1999, July 21, 1999, and
         July 27, 1999; and

              (d) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Current Report on Form 8-K of the Registrant filed with the Commission on February 5, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              The validity of the shares Common Stock offered hereby and certain legal matters in connection with the federal income tax consequences of the merger will be passed upon by Shearman & Sterling, New York, New York. Shearman & Sterling is a limited partner in SN Investors. SN Investors is a limited partnership, the general partner of which is SYNC, Inc., whose sole stockholder is Martin J. Wygod, Chairman of Registrant. SN Investors currently holds 5,061,857 shares of Common Stock.

Item 6.       Indemnification of Directors and Officers.

              Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Eleven of the Amended and Restated Certificate of Incorporation (Second) of Synetic, Inc. and Section 6.5 of the Registrant's By-Laws entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

              Article Thirteen of the Amended and Restated Certificate of Incorporation (Second) of Synetic, Inc. provides that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchase) or (iv) for any transaction from which such director derived an improper personal benefit. Amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

              Reference is made to the Form of Indemnification Agreement between the Registrant and its directors and officers pursuant to which the registrant has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

              The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.


Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              See Exhibit Index.

Item 9.       Undertakings

              (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Elmwood Park, State of New Jersey, on this 27th day of July, 1999.


                                        MEDICAL MANAGER CORPORATION


                                        By: /s/ Martin J. Wygod
                                          ------------------------------------
                                          Martin J. Wygod
                                          Chairman of the Board & Principal
                                          Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                          Date
      ---------                         -----                          ----


/s/ James R. Love             Executive Vice President --         July 27, 1999
     James R. Love            Finance and Administration
                              and Chief Financial Officer
                              (Principal Financial Officer)


/s/ Kirk G. Layman            Senior Vice President --            July 27, 1999
     Kirk G. Layman           Finance, Chief Accounting
                              Officer and Assistant Secretary


_________________________     Director                            July ___, 1999
   Thomas P. Ferguson


           *
_________________________     Director                            July 27, 1999
   Mervyn L. Goldstein

      Signature                         Title                          Date
      ---------                         -----                          ----


           *
_________________________     Director                            July 27, 1999
     Ray E. Hannah


_________________________     Director                            July ___, 1999
     Courtney Jones


_________________________     Director                            July ___, 1999
     John H. Kang


_________________________     Director                            July ___, 1999
      Ray Kurzweil


           *
_________________________     Director                            July 27, 1999
     Roger H. Licht


           *
_________________________     Director                            July 27, 1999
   Bernard A. Marden


           *
_________________________     Director                            July 27, 1999
    James V. Manning


/s/ Charles A. Mele           Director                            July 27, 1999
    Charles A. Mele

      Signature                         Title                          Date
      ---------                         -----                          ----


_________________________     Director                            July ___, 1999
      Chris Peifer


           *
_________________________     Director                            July 27, 1999
    Herman Sarkowsky



_________________________     Director                            July ___, 1999
   Michael A. Singer


          *
_________________________     Director                            July 27, 1999
     Albert M. Weis


/s/ Martin J. Wygod           Director                            July 27, 1999
    Martin J. Wygod










*Signed by Charles A. Mele as Attorney-In-Fact.

                                  Exhibit Index

Exhibit No.   Description of Document

       4.1 Medical Manager's 1996 Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Medical Manager's Quarterly Report dated November 13, 1998).

       4.2 Medical Manager's 1996 Amended and Restated Non-Employee Director's Stock Plan (filed as Exhibit 10.2 to Medical Manager's Form 10-K for the fiscal year ended December 31, 1998).

       4.3 Amended and Restated Certificate of Incorporation (Second) of Synetic, Inc. (incorporated by reference to Exhibit 3.1 to Medical Manager Corporation's Current Report on Form 8-K dated July 27,
              1999).

       4.4 By-Laws of Medical Manager Corporation, as amended (incorporated by reference to Exhibit 3.2 to Medical Manager Corporation's Current Report on Form 8-K dated July 27, 1999).

      *5.1 Opinion of Shearman & Sterling as to the legality of the securities being registered.

      23.1    Consent of Arthur Andersen LLP.

      23.2    Consent of Arthur Andersen LLP.

     *23.3    Consent of PricewaterhouseCoopers LLP.

      23.4    Consent of Linkenheimer LLP.

      23.5    Consent of Kegler, Brown, Hill & Ritter Co., L.P.A.

      23.6    Consent of Shearman & Sterling (included in Exhibit 5.1).

      24      Powers of Attorney (included on signature page).

----------------
*    Previously filed.